Exhibit 99.1

NEWS RELEASE

                               FLEXIBLE SOLUTIONS
                               COVER AND CONSERVE

                                                                  March 10, 2006

                 --REVENUES UP 98% FOR 2005-- FLEXIBLE SOLUTIONS
                ANNOUNCES FOURTH QUARTER AND FULL YEAR FINANCIALS

VICTORIA,  B.C., MAR. 10, 2006 - FLEXIBLE SOLUTIONS  INTERNATIONAL,  INC. (AMEX:
FSI, FRANKFURT: FXT), Today the company announced financial results for the fourth quarter and full year ended December 31, 2005. A CONFERENCE CALL is scheduled for 8:30 am Pacific Time, 11:30 Eastern Time, on Tuesday, March 14, 2006. CEO Dan O'Brien will be attending the call to answer questions. To participate in the conference call, please call our office (800 661 3560) for the dial in number.

Sales in the fourth quarter, of $1,519,591, were up 55% when compared to sales, of $981,012, in the corresponding period a year ago. The result was a net loss of $383,234, or $0.03 per basic weighted average share, in the fourth quarter, 2005 compared to a net loss of $525,305, or $0.04 per basic weighted average share, in the fourth quarter of 2004. Basic weighted average shares used in computing per share amounts for the quarters were 12,896,533 and 11,896,916 respectively.

Sales, for the full year of 2005, increased by 98% to $6,709,394, compared with $3,392,937 for full year 2004. The result was a net loss of $1,176,751, or $0.09 per basic weighted average share, in the 2005 period, reduced from a loss of $1,257,545, or $0.11 per basic weighted average share, in the full year 2004. Basic weighted average shares used in computing per share amounts for the twelve months were 12,541,084 and 11,827,734 respectively.

In comparing FSI's financials for '05 and '04, it must be noted that the NanoChem Solutions assets were not acquired until June of '04, thus affecting sales and cost of sales numbers. Higher world oil prices in '05, compared with '04, also had an impact on cost of goods sold and therefore, impacted profit margins for both fourth quarter and full year numbers. However, higher energy prices have also created greater demand for FSI's products. As a result of higher sustained oil prices, it can be expected that product prices to customers will also rise and profit margins will follow suit.

Mr. Daniel B. O'Brien, CEO, states, "This was another great quarter, and year, for FSI yielding very significant growth in revenues over Q4 and FY, 2004. Also, the 2005 full year net loss in revenues number reflects $1,211,218 in non-cash charges and, when depreciation and stock option expenses are removed, the Company shows positive cash flow of $34,467 or $0.00 per share. This compares with negative cash flow of $537,629, or a loss of $0.04 in cash per share, in the corresponding 12 months of 2004. These numbers, along with the retirement of all debt in 2005, reflect the continued significant forward momentum of Flexible Solutions."

The NanoChem division continues to contribute substantially to sales and cash flow and, significant new opportunities have developed to further increase sales in this division. At the same time, opportunities to synergistically cross sell the products of all FSI divisions have generated leads to new business. Note that NanoChem sales are much less seasonal than those of our WaterSavr and Flexible Solutions Ltd divisions which should lead to less volatile quarter over quarter sales figures in future. Management will work to reduce seasonality further over time as new marketing opportunities arise.

                                 (TABLE FOLLOWS)

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR 3 MONTHS AND FULL YEAR ENDED DEC 31

----------------------------- --------------------------------------- ---------------------------------------------
                                              Unaudited                                 Audited
----------------------------- --------------------------------------- ---------------------------------------------
                                     Three months ended Dec 31                     Year ended Dec 31
----------------------------- ------------------- ------------------- --------------------- -----------------------
                                     2005                2004                 2005                   2004
----------------------------- ------------------- ------------------- --------------------- -----------------------
Revenue                        $      1,519,591    $        981,012    $        6,709,394    $          3,392,937
----------------------------- ------------------- ------------------- --------------------- -----------------------
Net income (loss)              $       (383,726)   $       (525,305)   $       (1,176,751)   $         (1,257,545)
----------------------------- ------------------- ------------------- --------------------- -----------------------
Net income (loss) per
common share - basic           $          (0.03)   $          (0.04)   $            (0.09)   $              (0.11)
----------------------------- ------------------- ------------------- --------------------- -----------------------
Weighted average shares
used in computing per share
amounts - basic                      12,896,533          11,831,916            12,541,084              11,827,734
----------------------------- ------------------- ------------------- --------------------- -----------------------
Operating Cash flow            $       (188,287)*  $       (371,881)*  $           34,467*   $           (537,629)*
----------------------------- ------------------- ------------------- --------------------- -----------------------
Operating Cash flow per
share - basic                  $          (0.01)*  $          (0.03)*  $             0.00*   $              (0.05)*
----------------------------- ------------------- ------------------- --------------------- -----------------------

* Cash flow after excluding non-cash items such as depreciation and stock option expense.

ABOUT FLEXIBLE SOLUTIONS INTERNATIONAL
Flexible Solutions International, Inc. (http://www.flexiblesolutions.com/), based in Victoria, British Columbia, is the developer and manufacturer of cost effective, environmentally safe, and biodegradable, patented water technologies. FSI's water evaporation control products are used to reduce water loss in arid climates, reduce energy loss from public and private swimming pools and, cause spreading of desired particles across water surfaces. The Company's bio-polymers are utilized in agricultural nutrient uptake, oil industry scale prevention and as suspension agents in the detergent industry. Among our products are, WaterSavr, the world's first commercially viable water evaporation retardant that reduces evaporation by up to 30% on reservoirs, lakes, aqueducts, irrigation canals, ponds and slow moving rivers; Heatsavr, a "liquid blanket" evaporation retardant for the commercial swimming pool and spa markets that reduces humidity and lowers water heating costs, resulting in energy savings of 15% to 40% and "Ecosavr" that has the same effect for residential swimming pools. The Company's NanoChem Solutions, Inc., subsidiary specializes in environmentally friendly, "green chemistry" water-soluble products utilizing thermal polyaspartate (TPA) biopolymers. TPA beta-proteins are manufactured from the common biological amino acid, L-aspartic acid. New in 2006 is our WS-BTI product that kills disease bearing mosquito larvae without any collateral environmental damage.

SAFE HARBOR PROVISION
The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

Investor Relations Contact:       Flexible Solutions International - Head Office
                                                                     JASON BLOOM
                                                               Tel: 800.661.3560
                                               Email: Info@flexiblesolutions.com

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